Exhibit 10.7

AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT

This Amended and Restated Consulting Services Agreement (the “Agreement”) is made effective as of April 27, 2026 (the “Effective Date”), by and between StableX Technologies, Inc., a Delaware corporation (f/k/a AYRO, Inc.) (the “Company”) and JD Advisors, LLC, an Ohio limited liability company (the “Consultant”) (collectively, the Company and the Consultant shall be referred to as, the “Parties” or individually as a “Party”).

WHEREAS, the Consultant currently provides consulting services to the Company and the Consultant desires to continue to provide such consulting services to the Company;

Whereas, the Company and the Consultant desire to set forth in writing the terms and conditions of their agreement and understandings with respect to the services of the Consultant, which shall amend, restate, and supersede in its entirety that certain Consulting Services Agreement, dated as of August 4, 2025, by and between Z-List Media, Inc., Mr. James Altucher, and the Company (the “Prior Consulting Agreement”); and

WHEREAS, the Parties desire to enter into this Agreement, pursuant to which the Consultant will continue to provide consulting services to the Company, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Parties, intending to be legally bound, hereby agree as follows:

A.	Engagement

The Consultant shall provide the Services defined below in Section C herein for the Company (the “Engagement”). In this capacity, the Consultant agrees to devote its best efforts, energy and skill to the full discharge of the Consultant’s duties and responsibilities.

B.	Term

1. Term. Services under this Agreement shall commence on the Effective Date and shall continue through the two (2) year anniversary of the Effective Date, unless earlier terminated pursuant to Section B(2) hereof or upon the mutual written consent of the Parties (the “Term”). The term of this Agreement shall be extended for additional terms upon mutual written consent.

2. Termination. The Consultant or the Company may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within 10 calendar days after receipt of written notice of such breach. For purposes of clarity, a material breach shall include, without limitation, the Consultant’s failure to provide the Services contemplated hereunder on a timely and reasonably satisfactory basis.

C.	Services to be Performed

1. Services. The Services rendered pursuant to this Agreement shall be rendered to the Executive Chairman of the Board of Directors of the Company. During the Term of this Agreement, the Consultant shall assist the Company in general corporate activities including, but not limited to, the following (collectively, the “Services”):

●	comprehensive strategic and operational consulting services to the Company, including but not limited to: contributing to product development and roadmap decisions; leading and advising on marketing strategy, branding, and go-to-market execution; assisting with recruiting, hiring, and team-building efforts; managing and guiding social media presence and communications; and supporting general management initiatives across the business; and

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●	any other consulting or advisory services which the Company reasonably requests that Consultant provide to the Company.

2. Exclusivity of Services. The Parties acknowledge and agree that this Agreement is a non- exclusive engagement for Consultant’s services and that the Consultant shall have the right to engage in any other gainful activities and business; provided, however, that, during the Term, the Consultant shall not, directly or indirectly, engage in any activities or business, or engage or participate in or provide services to any business, with respect to or otherwise related to the development, commercialization, or deployment of optical or photonic interconnect technologies for computing infrastructure. The Consultant understands and acknowledges that this obligation is necessary and reasonable to protect legitimate business interests and is provided as further inducement for Company to enter into this Agreement.

D.	Compensation for Services

1. Warrants. In consideration for the Services rendered by the Consultant and the Consultant’s other obligations under this Agreement and subject to the Consultant entering into the Warrant Cancellation Agreement in the form attached hereto as Exhibit A for the purpose of cancelling previously issued warrants, the Company shall issue to the Consultant on the Effective Date warrants to purchase shares of common stock of the Company (“Common Stock”), in the amounts as set forth on Exhibit B attached hereto and in the form attached hereto as Exhibit C (the “Warrants”). The Warrants shall be subject to the terms and conditions, including vesting and forfeiture conditions, as set forth therein. The Company shall provide a PDF copy of the executed Warrants upon execution of this Agreement. The Consultant represents that it is not and will not work with any persons and/or entities that have been convicted of or otherwise committed an act or omission constituting any of the “bad actor” events listed in Rule 506(d) (as provided in Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”)) (a “Bad Actor”). The Consultant further represents, warranties and covenants to the Company that (i) the Consultant is an Accredited Investor (as defined under the Act), and is acquiring the Warrants for investment purposes and not with a view towards distribution, (ii) understands and agrees that the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are “restricted securities” as defined under Rule 144 of the Act and will contain a standard restrictive legend and may only be sold and/or transferred pursuant to an effective registration statement covering the resale of such Warrants and/or Warrant Shares or pursuant to an exemption from the registration requirements of the Act, and (iii) it will not transfer any of the Warrants and/or Warrant Shares to any person and/or entity and no person and/or entity has any direct and/or indirect interest in the Warrants and/or Warrant Shares or in the profits therefrom who is a Bad Actor. Assuming the Consultant has complied with the provisions and requirements of Rule 144 promulgated under the Act, the Company agrees to assist the Consultant to remove the restrictive legend from the Warrant Shares, including, without limitation, (i) authorizing the Company’s transfer agent to remove the restrictive legend, (ii) obtaining a legal opinion from the Company’s authorized counsel at the Company’s expense, and (iii) cooperating and communicating with Consultant, its broker and the transfer agent in order to clear the Warrant Shares of restriction as soon as possible, in each case as further set forth in the Warrants.

2. Entire Compensation. The Consultant acknowledges that the Warrants constitute the sole and entire compensation and reimbursements payable for the Engagement and the provision of the Services of the Consultant, and the Parties specifically agree that no other compensation, benefits or reimbursements of any other nature shall be paid or payable to the Consultant as a result of the provision of Services hereunder.

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E.	Nondisclosure of Confidential and Proprietary Information.

1. Obligation to Maintain Confidentiality. The Consultant acknowledges that it will have access to and possession of trade secrets, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its parents, subsidiaries, and affiliates and their respective business relations. The Consultant recognizes and acknowledges that this Confidential Information is valuable, special, and unique to the Company’s business, and that access thereto and knowledge thereof are essential to the Consultant’s performance of Services. During the Term and thereafter, the Consultant will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information, except at the request of the Company. The Consultant will use no less than a reasonable standard of care to prevent disclosing to third parties any Confidential Information. This Section shall not preclude the Consultant from the use or disclosure of any and all information known generally to the public or from disclosure of information required by law or court order, provided that the Company is reasonably notified of any such disclosure required by law or court order in order for the Company to seek a protective order and after all reasonable remedies for maintaining the Confidential Information in confidence have been examined, is afforded the opportunity, to the extent practicable, to dictate the manner and timing of any such disclosure.

2. Third Party Information. The Consultant further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Term and thereafter, the Consultant will hold Third Party Information in the strictest confidence and will not disclose Third Party Information to anyone (other than Company personnel who need to know such information in connection with the Consultant’s work for the Company) or use Third Party Information, except in connection with the services required under this Agreement for the Company, unless expressly authorized by the Company in writing.

3. Treatment and Ownership of Confidential Information. The Consultant shall store and maintain all Confidential Information in a secure place. Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company. Upon termination or expiration of the Term, the Consultant shall not make further use of any Confidential Information.

4. Use of Information of Prior Employers. At no time will the Consultant improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom the Consultant has an obligation of confidentiality, or bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Consultant has an obligation of confidentiality unless consented to in writing by that former employer or person and agreed to by the Company.

5. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, the Company hereby provides notice and the Consultant hereby acknowledges that the Consultant may be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if the Consultant files a lawsuit or other court proceeding against the Company for retaliating against the Consultant, for reporting a suspected violation of law, the Consultant, may disclose the trade secret to the attorney representing the Consultant and use the trade secret in the court proceeding, so long as the Consultant files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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6. Return of Company Property. Upon any termination of this Agreement, the Consultant will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all Confidential Information, devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns. The Consultant expressly acknowledges and agrees that any property situated on the Company’s premises and owned by the Company (including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas) is subject to inspection by Company personnel at any time with or without notice.

F.	Intellectual Property. Any know-how, inventions, discoveries, data, information, specifications, sketches, records, reports, proposals, software, charts, designs, or other documents, whether or not of a technical, operational, or economic nature, and any United States and foreign patent applications related thereto, which are or were conceived or developed by the Consultant, whether individually, or jointly with any Company employee, and arising out of the services provided to the Company or out of exposure to Confidential Information, are hereby assigned, and shall be assigned, to the Company, and shall be the sole property of the Company. The Consultant agrees to promptly notify the Company of any patentable inventions which are conceived or reduced to practice by or for the Consultant, in connection with the services to the Company provided by the Consultant. The Consultant shall perform such acts and execute such assignments, papers, agreements and instruments as are necessary to vest, ensure and perfect the Company’s rights and title therein. Except as otherwise provided herein, the Consultant further agrees that all reports, information, data and documents developed or generated during the Consultant’s services (including any Confidential Information) shall be deemed works made for hire for the Company and shall be owned solely, exclusively and entirely by the Company and shall be usable by the Company for any purpose. As to any such materials subject to the protection of the Copyright Act of 1976 (including any of same which are not deemed works made for hire for any reason), the Consultant agrees that all rights to copyright and reproduction shall be the property of the Company, and the Consultant shall execute any and all such assignments, papers, agreements and instruments as are necessary to vest, ensure and perfect the Company’s title and copyright therein. Notwithstanding the foregoing, this Section does not apply to any invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on the Consultant’s own time, unless (i) the invention relates to the business of the Company or the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by the Consultant for the Company. The Consultant has attached hereto, as an exhibit, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Consultant, prior to Consultant’s service (collectively referred to as “Prior Inventions”), which belong to the Consultant, which relate to the Company’s business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, the Consultant represents that there are no such Prior Inventions.

G.	Legal and Equitable Remedies. Because the Consultant’s services are personal and unique and because the Consultant has and will continue to have access to, and become acquainted with, Confidential Information, the Consultant expressly acknowledges and agrees that (1) a breach or threatened breach of any of Sections E or F by the Consultant would result in irreparable harm for which money damages would be an inadequate remedy, and (2) the Company will have the right to enforce Sections E and F and any of their provisions by injunction, restraining order, specific performance or other injunction relief, without posting a bond or other security, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. The Company’s remedies under this Section G are not exclusive and shall not prejudice or prohibit any other rights or remedies under this Agreement or otherwise.

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H.	Indemnification

1. The Consultant shall not be liable to the Company or their subsidiaries or affiliates for any loss, liability, damage or expense (collectively, a “Loss”) arising out of or in connection with the performance of services contemplated by this Agreement, unless such Loss shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of the Consultant. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims (as defined below) relating to the Services which may be provided by the Consultant hereunder. The Company and its subsidiaries shall defend, indemnify and hold harmless the Consultant from and against any and all Losses arising from any claim by any person with respect to, or in any way related to, this Agreement (including attorneys’ fees) (collectively, “Claims”) resulting from any act or omission of either of the Company other than for Claims which are a result of gross negligence, bad faith or willful misconduct by the Consultant. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company or its subsidiaries and the Consultant in which the Consultant may be included with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by the Consultant, except that if such damage is the result of gross negligence, bad faith or willful misconduct by the Consultant then the Consultant shall reimburse the Company and their subsidiaries for the reasonable costs of defense and other costs incurred by the Company and its subsidiaries (including any losses as a result of such actions).

2. The Parties further agree that they shall not, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which defense and/or indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Party seeking defense and/or indemnity from all liability arising out of such claim, action, suit or proceeding.

3. The Party seeking defense or indemnification hereunder shall: (i) promptly notify the other Party of the matter for which defense or indemnification is sought; (ii) subject to the immediately preceding sentence of this paragraph, provide the other Party with sole control over the defense and/or settlement thereof, including but not limited to the selection of counsel; and (iii) at the request of the Party providing defense and/or indemnification, fully cooperate in the provision of full and complete information and reasonable assistance with respect to the defense of such matter.

I.	Survival

The obligations of the Parties pursuant to Sections E, F, and H shall survive the Termination of this Agreement, regardless of the reason for such Termination, along with any and all other provisions that expressly provide for survival of Termination.

J.	Relationship of the Parties; Independent Contractor Status

The Parties agree that the relationship created by this Engagement is one of an independent contractor. The Parties further agree that the Consultant is not and shall not be considered an employee of the Company and is not and shall not be entitled to any of the rights and/or benefits that the Company provides for the Company’s employees (including any employee pension, health, vacation pay, sick pay or other fringe benefits offered by the Company under plan or practice) by virtue of the Services being rendered by the Consultant or otherwise. The Consultant is responsible for all taxes, if any, imposed on it in connection with its performance of Services under this Agreement, including any federal, state and local income, sales, use, excise and other taxes or assessments thereon.

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K.	Binding Nature; Assignments

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, representatives, administrators, heirs, executors and permitted assigns, except that the duties the Consultant are personal and shall not be assigned or subcontracted without the Company’s prior written consent and any purported assignment without such written consent shall be deemed void and unenforceable.

L.	Entire Agreement; Amendments

This Agreement contains the entire understanding between the Parties with respect to its subject matter and supersedes all previous negotiations, agreements or understandings between the Parties, whether written or verbal, including, without limitation, the Prior Consulting Agreement. This Agreement may not be amended or modified, except in writing, executed by duly authorized representatives of the Parties hereto.

M.	Counterparts

This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

N.	Governing Law; Consent to Jurisdiction and Venue

This Agreement shall be governed by the internal laws of the State of Delaware without regard to choice of law principles. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts of the State of New York located in the New York County, and of the United States District Court of the Southern District of New York and the parties agree to submit to the personal jurisdiction and venue in these courts. Each Party waives the right to a trial by jury in any such dispute. The prevailing or non-dismissing party in any such dispute shall be entitled to reimbursement of all reasonable expenses, including court costs and attorney fees incurred in good faith.

O.	Notices

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally to the party to receive the same, (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, or (iii) when transmitted by electronic mail, in each case addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section O:

If to the Company:	StableX Technologies, Inc.
1185 Avenue of the Americas
New York, NY 10036
Attn: Joshua Silverman, Chief Executive Officer

If to the Consultant:	To the most recent address of the Consultant in the Company’s records

P.	Severability

If any provision of this Agreement is found to be invalid or unenforceable for any reason by a court of competent jurisdiction, that provision shall be stricken from this Agreement and that finding shall not invalidate any other terms of this Agreement, which terms shall remain in full force and effect according to the surviving terms of this Agreement. In such an event, the Parties shall negotiate with one another to agree on a provision which the Parties would have agreed if they had known of the defect when they signed this Agreement, in order to achieve the same commercial outcome and objectives of this Agreement that were intended upon its execution.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the Parties as of its Effective Date.

COMPANY:
StableX Technologies, Inc.

By:	/s/Joshua Silverman
Name:	Joshua Silverman
Title:	Chief Executive Officer

CONSULTANT:
JD Advisors, LLC

By:	/s/ James Altucher
Name:	James Altucher
Title:	Co-Manger

[Signature Page to Consulting Services Agreement]

Exhibit A

Warrant Cancellation Agreement

Exhibit B

Consulting Fee

1.	Warrants to purchase 300,000 shares of Common Stock, at an exercise price of $3.00 per share.

2.	Warrants to purchase 200,000 shares of Common Stock, at an exercise price of $6.00 per share.

3.	Warrants to purchase 200,000 shares of Common Stock, at an exercise price of $9.00 per share.

4.	Warrants to purchase 200,000 shares of Common Stock, at an exercise price of $12.00 per share.

Each Warrant shall be subject to vesting, forfeiture and such other terms as set forth in the form of warrant agreement.

Exhibit C

Forms of Warrant

[provided separately]